TRADUCCION DEL ESPANOL AL INGLES DE UN CONTRATO DE EXPLORACION Y OPCION DE EXPLOTACION DE AREAS DE RESERVA MINERA EN LA PROVINCIA DEL NEUQUEN-REPUBLICA ARGENTINA.

TRANSLATION FROM SPANISH OF A CONTRACT OF EXPLORATION WITH OPTION FOR EXPLOITATION OF MINERAL RESERVE AREAS IN THE PROVINCE OF NEUQUEN-ARGENTINE REPUBLIC.

(There is a round stamp in the right-hand corner of the page, that reads:
"CORMINE S.E.P. - ZAPALA (Neuquen) - MINING CORPORATION OF NEUQUEN PROVINCIAL STATE-OWNED COMPANY").

I. This contract is entered into in the city of Zapala, Province of Neuquen, Argentine Republic, on the 25th day of October of 1994, between: a) on the one part, the Mining Corporation of Neuquen, Provincial State-Owned Company - CORMINE S.E.P., with legal address at Luis Monti Street No. 339 in the city of Zapala, represented by Mr. Hector Martin Palacios as President of the Board of Directors of the aforementioned society, with capacity to act, who proves his identity with his identity document DNI 5.399.701, and b) on the second part the firm N.A. Degerstrom, Inc., with legal address at 3303 Sullivan Rd., Spokane, Washington U.S.A. 99216, and with special legal address established in the Argentine Republic for all the effects relevant to this contract, at Moldes Street No. 837 in the city of Mendoza, represented by Mr. Brian Gavin, of English citizenship, with full capacity to act, who proves his identity with his passport No. C9691941.

II. The undersigned, on behalf of their representations, and whereas: a) the Mining Corporation of Neuquen, Provincial State-Owned Society, hereinafter called "CORMINE", is the owner of some mineral reserve areas susceptible of exploration and subsequent exploitation and ore development, whose location is shown in the drawing attached as Annex A, and where areas, reserved resources, coordinates and other details are given in Annex B of this contract, and b) the firm N.A. Degerstrom Inc., hereinafter called "the CONTRACTOR" has the purpose to collaborate at its own risk with CORMINE in the development of an exploration program in the aforementioned reserve area or areas, and in the event of reaching positive results which would make it feasible to exploit the ore deposits, the CONTRACTOR aspires to exert an option for exploitation of the mines providing the technical, material and financial means necessary and sufficient to undertake such exploitation and the benefits from the ores, recognizing at most a share in the returns of the business in favor of CORMINE, wherefore both parties agree on the following:

(End of page one of the original document, with the signatures of Hector Martin Palacios (President, CORMINE), Brian Gavin (Attorney N.A. Degerstrom Inc.), and Elias Alberto Sapag (Minister of Production and Tourism, Province of Neuquen).

1. STATEMENTS FROM CORMINE.

CORMINE hereby states that:

a) It is the legal owner of the reserves over the area or areas described in Annex A, in accordance with the detail drawing in Annex B of this contract, and over which areas has not granted any mining rights to any third party;

b) There are no other pre-existent mining rights to CORMINE's ownership other than those identified in Annexes A and/or B;

c) It has complied with all legal obligations and duties applicable to the acquisition and maintenance of its rights, and has not incurred in noncompliance which might give ground to the annulment of its right over the area or areas;

d) It has no knowledge of the existence of any claim from third parties directed against the ownership of the area or areas;

e) The signing and execution of this contract does not require, to date, the prior obtention of any permit or authorization demanded by the National or Provincial Constitution or legislation.

(End of page two of the original document, bearing the same stamp, and signatures that appear at the foot of page one).

2. STATEMENTS FROM THE CONTRACTOR.

a) It is a society in due existence and established in compliance with the laws of the United States of America, technically and legally entitled to enter into this contract and to comply with the obligations arising from this same document;

b) It has the technical and administrative support of its Argentine branch located at Moldes Street No. 837 in the city of Mendoza.

c) It assumes all risks in connection with the mining exploration operations related to this contract, as well as with those risks connected with the eventual exploitation and ore dressing, and recognizes that CORMINE has not furnished any guarantee as to the mining potential of the area or areas.

(End of page three of the original document bearing the same stamp, and signatures that appear at the foot of page one).

3. RIGHT TO EXPLORE AND OPTION TO EXPLOIT.

a. By this contract, CORMINE grants to the CONTRACTOR the exclusive right to explore the area or areas in accordance with the Exploration schedule described in Annex C of this contract, and also grants the exclusive option to exploit the area or areas, subjected to the compliance with the contract and with the following obligations:

1) Establishment of a guarantee of compliance with this contract to the satisfaction of CORMINE, at its eventual requirement, as prior condition to the fulfillment of this contract,

2) Payment to CORMINE of the duties for access to the area or areas,

3) Payment of the total expenses of exploration and, if applicable, of exploitation and ore dressing, and

4) Payment to CORMINE of its share as it is detailed in the specific section of this contract.

b. Any area or part of an area over which an exploitation option might have been accorded and which has not been returned and put at the disposal of CORMINE in writing, will be considered area under exploration and will generate the obligations that on this particular issue are ruled in this contract.

c. In the case of specific proposals submitted to CORMINE by the CONTRACTOR, accompanied by the corresponding supporting technical documentation, the parties may be entitled to agree on the conditions for the incorporation of new areas to the ruling scope of this contract by subscribing supplementary partial agreements.

a) RIGHT OF ACCESS.

All along the forty-two month authorized period of exploration, starting on the date of this contract, and for that matter during the additional period which may have been agreed upon, the CONTRACTOR will pay to CORMINE, as right of access to the area or areas, a fixed monthly amount of seven cents of American dollar (U$S 0,07) per hectare assigned for exploration, payable in advance, within the five running days after the date of this contract, and successively for each consecutive calendar month or fraction of it, within the first five running days of the month or its fraction of the availability of the area or areas for exploration.

The payment of the right of access will continue accruing and being paid as long as the CONTRACTOR continues with the exploration or as long as he has the area or areas, or parts of it/them, available for exploration, in proportion to the area not returned to CORMINE through written notice.

If on the deadline date of the maximum exploration period a feasibility study of exploration should have been started and should be under way (End of page four of the original document bearing the same stamp, and signatures that appear at the foot of page one) somewhere in the area or areas, the CONTRACTOR shall pay to CORMINE, in advanced month or its fraction, following the same procedure for payment of right of access, a fixed amount of three thousand U.S. dollars paper money (U$S 3000) for the project, or every one project which might be under study, until CORMINE has been duly notified of the abandonment of the idea of exploitation, or until the month of the deadline of the additional period agreed upon for the implementation of the study without exploitation having begun, or until the month prior to that of the initiation of the exploitation of the approved project, whichever comes first.

b) EXPLORATION EXPENSES.

The CONTRACTOR is obliged to incur in exploration expenses for the amounts and during the exploration periods established in Annex C of the contract.

By Exploration Expenses is meant all that cash money, expenses and obligations of any nature spent, invested or incurred in by the CONTRACTOR in direct relation with the compliance with this contract, in the Argentine Republic, as well as any other expenditure for purchase, rental, importation or transportation of equipment out of that country related to the exploration of the area or areas, the right of access payable to CORMINE, the rights of area, servitude, fares and contributions, the construction of necessary (excluding the plant for ore dressing and all infrastructure necessary to exploitation) geophysical, geochemical and geological works; soundings, drillings, sample analyses, and the payment of salaries and honoraria; social coverage and reasonable living expenses belonging to personnel hired by the CONTRACTOR in relation to the exploration of the area or areas.

The Exploration Expenses will be incurred according to the cronogram agreed upon unless the results of exploration to the CONTRACTOR's criterion, should determine its definite interruption and the area or areas, or parts, be returned. In this last event the expenses will go on incurring in preparation to the area or areas, or parts of it, not returned.

Also, the Exploration Expenses will be proportionately reduced in relation to the area under exploitation if an option for such exploitation should have been decided before the deadline of the authorized exploration period.

If in any year the Exploration Expenses should exceed the minimum required for that year, the excess shall be carried over onto the following year.

In no event shall investment funds on exploration for an initial period be transferred or deviated onto an extension period agreed upon by CORMINE.

(End of page five of the original document, bearing the same stamp, and signatures that appear at the foot of page one)

4. EXPLORATION PERIOD AND RIGHT TO OPTION FOR EXPLOITATION.

1) Once the authorized exploration stage of the area or areas described in Annexes A and B has ended, according to Annex C, or before the established date if the CONTRACTOR deems it technically feasible, the CONTRACTOR must release the area or areas, or parts, which may not be of his interest and, by written notice, make them available to CORMINE.

2) Once the CONTRACTOR has completed the exploration and the feasibility studies within the authorized period or the additional period referred to in the previous paragraph, he will be able to exercise his option to exploit one or several mines in the area or areas for as long a period as twenty years, which may be extended for additional periods of up to ten years, on condition that with advance time of no less than twenty four months prior to the deadline of the conceded exploitation term, a technical and economic feasibility study has been submitted to CORMINE indicating the existence, to that time, of ore resources in the particular mine site or sites, and which might tell the CONTRACTOR about the convenience of continuing with a rational exploitation.

The exercise of his option to exploit before the expiry date of the exploration term conceded will not exempt the CONTRACTOR from the obligation to continue exploring the available area or areas, or parts, in full agreement with what is established in Annex C. Therefore, no investment funds assigned for exploration may be deviated to exploitation unless the option has been exercised to exploit all the available areas or parts before the total conceded exploration term has been covered, or unless all the available areas or parts have been returned, except those for which the right of option to exploit may have been exercised.

3) Once the total area or areas have been released, or once the agreed exploration term has expired, or once the conceded additional term has expired without having taken the option to exploit a mine, the contract may be declared cancelled automatically, as a matter of law and without the demand for prior notification from CORMINE, unless to the expiry date for the aforementioned terms, a written request from the CONTRACTOR has been received, and together with it, the evidence that some kind of feasibility study is under way, a study which may be extended for an additional period only with respect to the specific area or areas involved. In this last event, the contract shall automatically remain cancelled, without a declaration from CORMINE, concerning the parts of the area or areas not included in the study, and the amount of the guarantee for the contract shall remain unchanged.

During that initial period, and regardless of the compliance with other contract obligations, the CONTRACTOR shall have to continuously submit the quarterly reports on the course of the study and pertinent exploration work, and shall have to make the corresponding payments for the right of access.

(End of page six of the original document, bearing the same stamp, and the signatures that appear at the foot of page one).

4) In order to submit an option to exploit, or a request for an extension of the exploration term specified in this contract, the following conditions must be verified:

     (1) Every and each one of the obligations of the contract must be in substantial fulfillment, whatever its character or importance.

     (2) The investments agreed upon must have been made and accredited in due legal time and proper form; and

     (3) All the reports on the course of the program must have been duly submitted to CORMINE, and approved by it.

CORMINE shall not deny a request of this sort without fair reason.

RIGHT OF USUFRUCT

In the event that the Contractor should exercise the option to exploit, CORMINE shall issue an exclusive right of usufruct over the described mines to the CONTRACTOR, based on the terms of articles 365 and following of the Mining Code, and commits itself to the execution of the corresponding title deeds within thirty days after the obtention of the exploitation permit from the Mining Authority.

The expenses for constitution, extension and release of usufruct shall be on the account of the CONTRACTOR, being this one entitled to constitute it in a record of another jurisdiction. If extensions were accorded on the exploitation periods in agreement with item b. aforementioned, the duration of existent rights of usufruct shall be duly extended. The contract of usufruct shall contain an article allowing the CONTRACTOR to constitute in guaranty his rights of usufruct to obtain financing destined to mine exploitation. CORMINE will have the right to reject such an encumbrance on the rights with justified reasons. CORMINE's silence during 10 working days as of the day following the written notice of the intention to constitute the encumbrance shall be considered an acceptance.

CORMINE commits itself to undertake all the necessary dealings and to provide all the documentation required in order to obtain the authorization of the Mining Authority referred to for usufruct, as well as to provide the cooperation that, without affecting CORMINE's rights and obligations, might contribute to reduce the costs and expenses of the usufruct.

(End of page seven of the original document, bearing the same stamp, and signatures that appear at the foot of page one).

5. CORMINE'S PARTICIPATION

a. The CONTRACTOR shall pay to CORMINE an amount in U.S. dollars paper money equivalent to two (2%) percent of the price of pure metal 99.999%, or maximum quality internationally accepted, obtained from the exploitation of the mine or mines, or any form of dressing. To such an effect, the price of such metal and of such quality shall be multiplied by the equivalent in troy ounces of the amount produced during a period of ninety days (for the number of days representative of the corresponding calendar quarter) immediately prior to the payment dates agreed upon.

The price to be considered for the calculations shall be the average price for the quarter taken from the daily average of the final quotation price in London ("London Final Price Quotation").

b. The CONTRACTOR shall pay to CORMINE, in addition, an amount in U.S. dollars paper money equivalent to two (2%) percent of the price of net smelting return of all the metals or elements (with the exception of gold) which are obtained from the exploitation of the mines in any way possible. By net smelting return shall be understood the value resulting from the multiplication of the price of each metal and/or element by the amount of each one produced during a period of ninety days (or the number of days representative of the corresponding calendar quarter) immediately prior to the payment dates agreed upon, whether be it troy ounces for the case of silver or pounds for the case of copper and other elements. From the values calculated on the basis of what is established in this point, the following items shall be deducted to the extent that they may have been incurred by the CONTRACTOR and they keep a reasonable relation with the costs and duties in force in that market in which refining or smelting has been carried out:

b.a. Costs and duties for smelting and refining, sampling and testing, penalties over impurities and recovery losses.

b.b. The cost of transportation, insurance and security, from the concentrator to the smelting plant, refinery or treatment site.

If in the mining field site copper should be produced in the form of cathodes, no discount shall be made for the concept of net smelting return, with the exception of transportation costs in case the cathodes were obtained outside the borders of the Neuquen Province.

The price of each metal or element (except for gold) to be considered for the calculations shall be the average daily price established in the "Metal Week" periodical for metals other than gold.

c. The parties shall have the possibility to come to an agreement as to the cancellation in kind of their obligations in kind.

(End of page eight of the original document bearing the same stamp, and signatures that appear at the foot of page one)

With regard to point b. above, CORMINE shall have the option to receive its participation in physical kind (concentrate, precipitate, metals, etc.) in the mining site or at the concentrator where they are produced or obtained.

d. Should the gold coming from the exploitation of the mines be marketed in the Argentine market, whatever its degree of processing, the average price to be considered for the calculations shall be that reported by the Bank of the City of Buenos Aires for the sales operations, in the same time periods indicated above. For copper and other minerals or elements, the price shall be the sale price in the local market, and not lower than the international sale price reported by the specialized publication of largest circulation in the British market on the date of the operation.

e. The CONTRACTOR shall have to market and/or export his own production.

If during the stages of marketing and/or export of the mining production, whatever its degree of processing or dressing, the CONTRACTOR should be benefited by fiscal credits due to tax reimbursements or refunds, tariffs, duties or contributions or benefits of any kind, whether applied over the price, the quantity, the quality or any feature of production, the economic incidence of said credits shall be shared with CORMINE in proportion to its participation pursuant to this section 3.

The payment of the credit to be recognized in favor of CORMINE, pursuant to this section, shall be made effective totally in full cash, or in bonds if the Government had cancelled its obligation to the CONTRACTOR only in bonds and through said bonds before the deadline on which they must be rendered to CORMINE.

The date of payment to CORMINE shall be the first of the dates established in section 5(f) posterior to the date of marketing and/or export on which the CONTRACTOR may have required the effectivization of the reimbursement, refund or benefit of any kind in his favor. If, having this benefit been requested in due form when initiating the marketing and/or export of the product, the granting of such benefit were not determined by the Enforcement

Authority on the date agreed upon together with CORMINE established in section 5(f), the completion of such obligation shall be deferred until the following date of rendering.

If the benefits referred to here in section 5(e) were obtained over only one same production, both during the marketing process and the export process, the recognition in favor of CORMINE shall be effective in both cases.

The application of this clause is of commercial and conventional nature agreed between the parties.

(End of page nine of the original document bearing the same stamp, and signatures that appear at the foot of page one)

This section 5(e) shall be non-applicable in the event that CORMINE had made the option to collect its share in kind, having said share been cancelled in due time and proper form.

At the moment of requesting from the Enforcement Authority the recognition of the benefit in question, an affidavit shall be submitted to CORMINE containing, at least, the details of the rule applicable to the case in question, the amount, the price considered in section 5 a. or b. accordingly), the calculation of the benefit demanded, the calculation of the recognition to CORMINE, the date of payment to CORMINE, and an officially certified copy of the letter of request to the Enforcement Authority. Should the affidavit not be submitted in proper time and form, or upon verification of falsehood, the provisions made for in section 8 b.
shall be applicable.

Should in the future a legal norm be enacted in the Argentine Republic, burdening the marketing of the minerals or elements coming from the mines, regardless of their degree of processing or dressing, said charges may be discounted from the credits due to be paid to CORMINE proportionately to its share pursuant to this section 5. To that end, the CONTRACTOR shall submit to CORMINE an affidavit stating the source and calculation of the debit within fifteen days from its due date. No discount of any sort shall be effected without prior submittal of the affidavit and the detailed basis for the calculation.

Should in the future the Province of Neuquen establish mining royalties, such royalties shall be assumed by CORMINE without this altering the obligations specified in this section 5. In the case of default on the part of CORMINE, the CONTRACTOR is entitled to cancel the royalty directly.

f. The dates of payment of share to CORMINE shall be the thirty first of January, thirtieth of April, thirty first of July and thirty first of October each year, effective as of the moment the exploitation starts in one or more mines and through to the end of the exploitation.

g. CORMINE shall inform the CONTRACTOR in writing about the location, bank and account number where the payments corresponding to this or any other section of this contract are to be made effective.

h. The present stipulations shall be of application to all the extraction or dressing of minerals or elements produced during the exploitation stage in the form of trials or verifications of any nature, even if a commercial production has not been started, and even if the quantities and qualities obtained are lower or of lower grade, in all of which cases CORMINE's share in the proprietorship ruling this section shall be recognized. Bearing in mind that the CONTRACTOR may use a time period for the conditioning of the dressing plant, CORMINE's share relative to minerals or elements obtained during such period shall be credited as they are obtained, the CONTRACTOR becoming CORMINE's depository

(End of page ten of the original document bearing the same stamp, and signatures that appear at the foot of page one)

without any charge onto the latter, and shall be made effective to CORMINE on the first payment date posterior to that of the beginning of the commercial production.

(End of page eleven of the original document bearing the same stamp, and signatures that appear at the foot of page one)

6. CONTRACTOR'S OBLIGATIONS

Barring the legal effect of this contract, the CONTRACTOR shall comply with the following obligations:

a. Carry out the Exploration Program for the area or areas as defined in Annex
C;

b. Provide to CORMINE:

b.1 Within the fifteen days following each expired calendar quarter during the exploration stage, complete quarterly reports explaining the exploration activities performed, including details of the Exploration Expenses incurred, geological information, surface sampling, geophysical surveys, metallurgic surveys and the results of the tonnage on the mines. The CONTRACTOR must produce the evidence of expenses and shipping which CORMINE may eventually and specifically require.

b.2 Within the fifteen days following every expired calendar month during the exploitation and dressing stage, the monthly reports of production for the previous month and cumulative, with details of the volume of the treated mineral, concentrates and their respective grades;

c. Furnish, at its own charge and risk, the capital, hand labor, technology, equipment, machinery and any other investment necessary for the thorough and proper fulfillment of the contract, including administrative expenses, duties and measurements necessary to be paid to keep in force the rights of exploration (pursuant to section 3b.) and exploitation (with the exception of any sum which may be due to be paid as a consequence of eventual claims from third parties as to the property title of the areas or the mines or of any mining right), as well as compensations which may be recognized to third parties related with the granting of rights of access and/or servitudes of any kind; nevertheless, it shall be understood that the obligations indicated in this section 6.c. are not applicable to the parts of the areas which the CONTRACTOR might have released back to CORMINE through a written statement;

d. Perform his tasks using the most sound, modern, and efficient techniques of application to the mining activity, consistent with the characteristics and scale of the proven reserves of the mines, with the assurance of a maximum production consistent with its rational economic exploitation.

e. Facilitate CORMINE's access to the area or areas and to the mines, to the exploration, exploitation and dressing sites, and to the technical information, allowing CORMINE the possibility of taking free control samples and of performing the qualitative and quantitative verifications of all the minerals and elements that it may judge necessary, (End of page twelve of the original document, bearing the same stamp and signatures that appear at the foot of page one) including those extracted by the CONTRACTOR, within reasonable limits.

f. Adopt the necessary measures to avoid or reduce damage to the coexistent agricultural, cattle raising or mining activities carried out at the areas or mines;

g. Adopt the necessary measures, in accordance with national and provincial regulations, internationally accepted practices and norms and exploitation techniques, to ensure the protection of the environment and the preservation of natural resources in the area, facing the indemnifications which might be justified;

h. Contract at his own expense and risk, and keep in force the necessary insurance for the coverage of the risks related to the tasks to be performed within the confines of this contract, as well as that insurance which might be mandatory by statutory provisions;

i. Adopt the safety measures imposed by local legislation or by the Mining Authority based on the regulations in force, and those advised by the internationally accepted practices in this matter, conducive to avoiding and minimizing the effects of accidents of any kind;

j. Comply with the obligations related to the payment of salaries and social security charges to the personnel employed or hired on its account, as well as those related to the payment of taxes, fees and contributions which might burden its activities in the Argentine Republic, as well as penalties due to be paid for defaults, and the expenses for power and motor fuel consumption, communication and/or any other type of service to be used in the areas and/or during the fulfillment of the Contract;

k. Hire the greatest possible number of personnel residing in the areas and/or in the Province of Neuquen duly qualified to perform the required tasks;

l. Notify CORMINE in writing in the 15 days following the date of confirmation, of any mineral discovery at the area or areas, which shall be credited to CORMINE's behalf.

m. Set up an ore dressing plant and the necessary facilities for its operation once the authorized exploitation demands it;

n. Pay to CORMINE, in accordance with the conditions specified in this Contract, the rights of access to the area or areas and its share in the production obtained;

o. Adopt the necessary measures to avoid innecessary damage to the mineral deposits as a result of exploration of exploitation operations, being obliged to provide CORMINE with an immediate and complete report of any event;

(End of page thirteen of the original document, bearing the same stamp, and signatures that appear at the foot of page one).

p. Keep CORMINE indemnified and assume its defense in any civil, labor, fiscal or private claim filed by third parties, resulting from the CONTRACTOR's deeds during the fulfillment of this Contract and which has not been resultant from some engagement or relationship directly established by CORMINE'S decision; to that end, CORMINE undertakes to notify the claim to the CONTRACTOR, if it has knowledge of it, in due time even before the judicial stage; and

q. The CONTRACTOR shall make arrangements with CORMINE for the training of technical personnel within the confines of the activities performed by the CONTRACTOR at each stage of the Contract. The personnel proposed by CORMINE shall receive training and specialization from the CONTRACTOR, free of charge, adapted to the level and specialty of each member of the technical personnel. CORMINE undertakes to pay for the salaries, social coverage and insurance of the personnel to be trained. Should the labor relationship with personnel under training pursuant to this point (q) be terminated, CORMINE shall assume the eventual compensation obligations established by the labor laws in force.

r. Furnish, within seven working days posterior to the date of this contract, a guarantee of compliance with this contract equal to the amount of fifth thousand U.S. dollars (U.S.

$50,000), to CORMINE's satisfaction, payable in this country, executed by an Argentine security insurer or bank of reowned experience and solvency. To the effects of this section r., sections 8.a. and 8.b. shall not be applicable, and noncompliance with what is here specified shall give rise to the automatic annulment of the contract without the need of prior appeal).

(End of page fourteen of the original document bearing the same stamp, and signature that appear at the foot of page one).

7. CORMINE'S OBLIGATIONS

     During the legal effect of this Contract, CORMINE shall comply with the following obligations:

a. Register this Contract with the Mining Authority of the Province of Neuquen within the following 10 days of the signature by both parties, and continue the dealings until registration is obtained;

b. Procure the concession of the mines which the CONTRACTOR might find, as well any other mining right necessary for the CONTRACTOR to perform the exploration and exploitation of the areas and to comply with the aims of this Contract;

c. Pressure with no delay , and whenever necessary, the issuance of mining waybills and/or affidavits of mineral transportation;

d. Procure from the Mining Authority the authorization to exploit any reserve identified within the area or areas, until the obtention of the requested right.

e. Allow the CONTRACTOR's free access to the area or areas at any given moment, and once the explotation has been authorized, allow the availability of the mineral products;

f. Not grant to third parties rights or interests related to the areas which might affect or hinder the exercise of the exclusive rights granted to the CONTRACTOR in this Contract;

g. Keep in force the mining rights of the areas and mines and keep the CONTRACTOR's undisturbed possession and practice of said mineral rights, and procure at all legal instances the necessary authorizations for the fulfillment of this Contract; protect the CONTRACTOR from any intromission from third parties; for this purpose claim implying such intramission;

h. Make every effort possible so that the Provincial or corresponding Municipal Authority should exempt the CONTRACTOR from payment of existing taxes, duties and contributions.

i. Make all the possible contacts with the provincial and municipal public authorities in order to promote and preserve the best relations with the CONTRACTOR;

j. Keep the CONTRACTOR indemnified and assume its defense in case of any civil, labor, fiscal or private claim filed by third parties, resulting from CORMINE's deeds or omissions, or from lawsuits previous to the date of the contract; for that purpose, (End of page fifteen of the original document bearing the same stamp, and signatures that appear at the foot of page one) the CONTRACTOR undertakes to notify the claim to CARMINE, if it has knowledge of it, in due time, even before a judicial stage;

k. Keep the CONTRACTOR informed, whenever it has knowledge of it, about the existence of projects of norms or decisions from the public; authorities or private organizations which might have some kind of incidence over the area or areas or mines, or over the relationship between the parties;

l. Cooperate, upon the CONTRACTOR's request and to the best of its capabilities, in the obtention of competitive prices for the services or actions demanded for the fulfillment of this Contract.

m. Verify, within a term no longer than five working days, the compliance with contractual provisions necessary for the obtention of administrative authorizations upon the CONTRACTOR's requests related to the exploration or exploitation, and, should there be no objections, to procure such authorizations within ten working days following the verification.

n. Approve the periodic reports submitted by the CONTRACTOR pursuant to this Contract within 15 days after its submittal; after expiration of the term without CORMINE having made any observations, such reports shall be considered as approved.

(End of page sixteen of the original document bearing the same stamp, and signatures that appear at the foot of page one)

8. TERMINATION

a. Delay and default: Regardless of what is specified in the following paragraph, in every instance in which one of the parties fails to comply with any one of its obligations, it can be considered in default with an intimation no less than 30 (thirty) days in advance.

b. Termination of Contract: Noncompliance with any substantial obligation undertaken by the parties by virtue of this Contract shall give legal right to the complying party to terminate the Contract, after prior notification to the other party demanding the proper installment of the obligation for a term of no less than 30 (thirty) days.

c. The termination of the Contract in itself shall not grant any of the parties the right to claim the loss of profit for itself.

d. After the termination of this Contract, the CONTRACTOR shall no longer have any obligation with CORMINE, except for those claims or credits which could have been originated or entitled during the legal effect of the Contract and which might have been left pending of resolution or cancellation for the parties among themselves or in relation to third parties. This criterion shall be applicable in case of leasing of the contract.

(End of page seventeen of the original document bearing the same stamp, and signatures that appear at the foot of page one)

9. APPLICABLE LEGISLATION

This Contract shall be ruled by the laws of the Argentine Republic and of the Province of Neuquen.

(End of page eighteen of the original document bearing the same stamp, and signatures that appear at the foot of page one)

10. RESOLUTION OF CONTROVERSIES

CORMINE and the CONTRACTOR shall try at all costs to solve promptly and in good faith any controversy that might arise relative to this Contract. In case the parties cannot solve a controversy in an amicable manner, said controversy shall be submitted to the Federal Court of the City of Zapala, Province of Neuquen, and the successive Federal Courts of Appeal, relinquishing the parties to file any claim for incompetence or lack of jurisdiction.

(End of page nineteen of the original document bearing the same stamp, and signatures that appear at the foot of page one)

11. UNFORESEEABLE CAUSE OR FORCE MAJEURE

As long as there exists any circumstance beyond control ("force majeure") which prevents or delays the fulfillment of any of the obligations pursuant to this Contract, the term specified for the affected party to fulfill its obligations shall be suspended. The affected party shall notify the other party in the following thirty (30) days of having knowledge of the circumstance that created the unforeseeable cause or force majeure, attaching every document which according to its judgment will provide evidence of such situation, according to its judgment will provide evidence of such situation, and informing about the term of the suspension. If at the time of the occurrence of an unforeseeable situation there existed pending payments or accrued credits in favor of any party, the force majeure shall not exempt the other party from its payment in the time and term agreed upon.

(End of page twenty of the original document bearing the same stamp, and signatures that appear at the foot of page one)

12. CONFIDENTIALITY

During the force of this Contract, and regarding the Area or Areas or parts under exploration and exploitation, the parties shall not reveal to third parties any information related to this Contract, or information which may have been obtained through the fulfillment of this Contract or through the operations in the Areas or mines, nor shall they use in their own benefit the information provided by the other party, without prior manifest written consent from such other party. In particular, CORMINE shall not reveal nor circulate the information contained in the reports submitted by the CONTRACTOR during the force of this Contract. Such prohibition shall be extensive to CORMINE's official staff and personnel and to the personnel designated by CORMINE pursuant to Section 6(q).

(End of page twenty-one of the original document bearing the same stamp, and signatures that appear at the foot of page one)

13. LEASING

The parties cannot lease their rights and subcontract or delegate their obligations pursuant to this Contract to third parties without prior written consent from the other party.

The above mentioned statement notwithstanding, CORMINE shall not be considered as a third party, nor shall an authorization be needed, if CORMINE should lease or delegate its rights and obligations to the Province of Neuquen or to any of its administrative branches, or to a State-Owned Company in which no participation of private partners is allowed.

This Contract shall be binding and shall be beneficial for each of the contracting parties, for their respective successors and authorized leases. After approval of a lease to third parties, the lessor shall be released of its obligations toward the other party except for the entitled rights acquired prior to the leasing.

The amendments to this Contract will only be obligatory for the contracting parties if they are made in writing, in an original document, and signed by the duly authorized representatives of the parties.

(End of page twenty-two of the original document bearing the same stamp, and signatures that appear at the foot of page one)

14. MAIL AND NOTIFICATIONS

Documentation the contents of which has been anticipated via Fax shall have to be validated by the original version immediately after its transmission.

All judicial and extra-judicial notifications reciprocally sent by the parties pursuant to this Contract shall be made in writing and shall be effective upon reception.

(i) Mail and notifications to CORMINE shall be sent to the following address:

Corporacion Minera del Neuquen S.E.P.
Luis Monti No. 339
8340 Zapala
Provincia del Neuquen
Republica Argentina
Telephone (0942) 30063 Fax (0942) 30064

(ii) Mail and notifications to the CONTRACTOR shall be sent to the following address:

H.A. DEGERSTROM INC.
Moldes No. 837
5500 Mendoza
Provincia de Mendoza
Republica Argentina
Telephone Fax (061) 232030

(iii) The parties, through notice given pursuant to this section, can establish a new address for mailing and notification provided said new address is within the territory of the Argentine Republic (diplomatic or consular delegations in foreign countries excluded).

(End of page twenty-three of the original document bearing the same stamp, and signatures that appear at the foot of page one)

15. SCOPE OF THE AGREEMENT

This Contract and its annexes make up the total agreement between the parties regarding its objective, and replace and annul all other previous verbal or written agreements related to such objective.

In case any provision of this Contract or its annexes were considered void, illegal or not demandable in any significant aspect, the parties shall negotiate in good faith, aiming at reaching an alternative settlement similar to the original intent of the parties.

The fact that either of the parties should not exercise any right or authority pursuant to this Contract will not imply waiver of said right or authority; and the fact that it should exercise that right only once or partially will neither hinder the exercise of said right or authority in the future.

If any of the parties does not exercise its right to claim the fulfillment of some provision of this Contract in due time, this will not mean waiver of filing claims later on.

IN WITNESS WHEREOF, the duly authorized representatives of the parties execute this Contract, with the participation of the Minister of Production and Tourism of the Province of Neuquen Mr. Elias Alberto Sapag, on the date stated on page one, which shall be the date of its coming into effect.

(End of page 24 of the original document bearing the same stamp, and signatures that appear at the foot of page one)

ADDENDUM
CLARIFICATIONS PERTAINING TO ANNEXES A AND B: "PINO ANDIMO"
RESERVE
a) The mineral lands owned by third parties, which are superimposed over the Reserve area, are not included within said Reserve and are not the object of the contract.

b) In the detail of Annex B there appear discoveries of CORMINE's ownership, all of which are included in this contract and under its conditions.

c) In the listing appearing on page 1/16 of Annex B the asterisks identify three unoccupied mineral properties claimed by CORMINE, which in case of being patented by the Mining Authority shall be included in the reserve regulation and shall become part of this contract as soon as the Authority issues its official resolution.

d) Be it known that where it reads "401/93" in Annex B, page 1/16 at the foot of the listing, it is to be read on the respective line: 42-701/93 Cateo-Third parties Area 7500 ha. Be it made clear as well that the rough draft of said cateo appearing in the general drawing of B page 3/16 (Exp. 906/94 Pino Andino Reserve) must be considered as entered into of the pertinent sections of the particular drafts of Annex B. (This page contains the same stamp and signatures that appear at the foot of page one)

                                  CERTIFICATION

     I certify that information included in the enclosed documents identified as "Annex A" of one sheet and "Annex B" of sixteen sheets, coincides with the one existing in registeres corresponding to this Mining Authority at First Instance, as per corresponding mining files and all necessary legal requirements fulfilled for the execution of rights corresponding to the Reserve Area, on part of CORMINE S.E.P. TO BE STATED.

Established by Public Dispatch, on October 24th, 1994.

Signed by:

Dr. Norman Ricardo Mazzo-Cuello
Mining Clerk of the court
Mining Authority at first instance

Hector Martin Palacios
Geologist
President a/ Cormine SEP

H.A. Degerstrom Inc.
Argentine Branch
Brian Gavin
Attorney

CORMINE S.E.P.
Luis Monti 339   Zapala (Neuquen)
Te. 0942-30063   Fax 0942 30064

                                     Annex A

                       "PINO ANDINO" RESERVE (File 906/94)

                                 I) GENERAL DATA

DEPARTMENT (county): NORQUIN - LONCOPUE                    Sites: 15-16-20-21-25
Section:  XXXIV
Fraction: A-B

Term: until 04/25/98
Area: TOTAL: 36,500 Has.
      Free: 29,950 Has.

RESERVE MINERALS:
Strange soils,gold, silver, plumb, zinc, copper, molybdenum, mercury, sulphur, manganese, iron, magnetite, nickel, barium, strontium, coal, ytrium, vanadium, calcite, arsenic, phosphorus, potassium, thorium, tungsten, fluorine, titanium, uranium, sodium,, cobalt, chrome, aluminum, antimony, palladium, platinum and asphaltites.

DESCRIPTION:
The current Reserve, takes the form of an irregular polygon which is described in the following way: Starting from the coordinates Gauss Kruger point, X= 5,784,000 and Y = 2,375,000, which coincides with the southeast vertex of the said reserve, 23,000m are measured to the north, from here, 13,500m are measured to the west, until we reach "Rio Agrio," from here its border goes on flow down of the said river, up to the coordinates point X =5,784,000 and Y = 2,358,500, from here 16,500m are measured to the east up to the southeast vertex which is the starting point and the close for such polygon.

                               II) SUPERPOSITIONS

II-a) Third parties' mining properties:
Within the Reserve Area, third parties' mining properties are to be found, (minas and one cateo), these have priority regarding the said reserve, the said properties are listed in sheets 1/16, and 3/16 from Annex B.

11-b) Cormine SEP properties:

Within the Reserve, there are also some "Manifestaciones de Doscubrimiento" owned by CORMINE S.E.P., these are subsequent to this applicancy, they are detailed in sheets 2/16, from Annex B, its location is included in the graphic registers in pages 4/16 and 16/16 from Annex B.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and N.A. Degerstrom Inc., Argentine Branch, Brian Gavin, Attorney.

(Page 1/1)

(Page 1/16)

                                     ANNEX B

                               PINO ANDINO RESERVE

            LIST OF THIRD PARTIES PROPERTIES REFERRED TO IN PAGE 3/16

(Only headlines for the table are translated as the names remain the same)

EXPEDIENTE:   FILE
NOMBRE:       NAME
TITULAR:      OWNER
MINERAL:      MINERAL

(Minerals listed are:
Baritina: Barytine
Caolin: Kaolin
Hierro: Iron
PB: Plomo: Plumb
ZN: Zinc
Arena: Sand)

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; ;and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 2/16

ANNEX B

PINO ANDINO RESERVE

LIST OF PROPERTIES OWNED BY CORMINE SEP REFERRED TO IN PAGE 3/16

(Only headlines for the table are translated as the names remain the same)

EXPEDIENTE:    FILE
NOMBRE:        NAME
TITUTLAR:      OWNER
MINERAL:       1MINERAL

(Minerals listed are:
Oro: Gold)

Signed by Hector Martin Palacios, Geolgoist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch

Attachment: "Provincia del Neuquen" (Neuquen Province)
Department (County): Norquin-Loncopue
Expte. (File): 906/94
Section: XXXIV Fraction: A-B Piece: 15-16-20-21-25

PINO ANDINO RESERVE
Zapala May 11, 1994 - Drafted:  J.C.H. - V(degree)B(degree)

REFERENCES

Scale: 1:100,000
Area = 36500 Has

Overlays:

Norquiin Department (county): (1) "El Vasquito," 141011/49; (2) "Araucana III," 82519/52: (3) "Araucana II," 82519/52; (4) "Araucana I," 82517/52; "La Menta,"
6514/71; (6) "Dona Teresa," 61568/51; (7) "Pedrito Lucas," 6513/71. - Loncopue
Department (County); (8) "Teresa" 141010/49; (9) "Sin Rival," 4062/67: (10) "La
resbaloza," 139153/50; (1) "Dos Guanacos," LJ-057/81; 12) "La Adela," 13591/89:
(13) "Maipu," 10447350; (14) "Lican," 4867/69; (15) "Carlos 1," 13717/90; (16)
"La Carolina," 10404/80; (17) "Punto de Extraccion,"13576/90; (18) "Manzano Silvestre," 10316/79; (19) "Servidumbre," 13926/90; (20) "La Silvita," 128251/8;
(21) "Los Alamos," 3939/66; (22) El Lalo, 11549/83; (23) "Rosita I," 82013/52;
(24) "Alfonsin," 13356/89; (25) "Los Alerces," 3937/66; (26) "Loncopue IV,"
104251/50; (27) "La Rosita," 131154/46; (28) "Finocha," 4669/68; (29) "El
Rosario," 11866/85; (30) "Enrique 1," 13922/90; (31) "Enrique 2," 13921/90; (32)
"Alex," 124370/48; (33) "La Florcita," 137458/49; (34) "31 de Marzo," 104197/50;
(35) "La Dorita," 137456/49; (36) "Loncopue"; 104249/50; (37) "Los Pocitos,"
8248/74; (38) "Don Ricardo," 124371/48; (39) "Loncopue V," 104252/50; (40) and
(41) "Punto de Extraccion," 224/92, "Cateo," 701/93. Coordinates Gauss Kruger;
V.S.E.: X = 5,784,000 Y = 2,375,000

(All these corresponding to sheet marked "3/16")

Page 4/16
NEUQUEN PROVINCE

Department (County): Loncopue
File: 907/94
Section: XXXIV Fraction: A Field: 11

Coordinates Gauss Krugger
X = 5,800,051.25; Y = 2,369,899.95

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
LA MANGA II = diseminated gold

Superositions: Frontier security area Dto. 1182/87

Within ratio of 5km: (1) "LA Resbaloza," 139153/49; (2) "El Morro," 908/94; (3)
"La Manga I." 910/94; (4) "El Vasquito," 141011/49; (5) "Solitario," 909/94.

Zapala, June 15th, 1994
Drafted by: J.C.H.
Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Briain Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 5/16
NEUQUEN PROVINCE

Department (County): Norquin
File: 908/94
Section: XXXI Fraction: A Field: 11

Coordinates Gauss Krugger
X = 5,802,198.35; Y = 2,366,801.30

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"EL MORROW" = disseminated gold

Superpositions:
CATEO 906/94
Frontier security area Dto. 1184/87

Within ratio of 5km: (1) "La Manga II," 907/94; (2) "La Manga I," 908/94; (3) "El Solitario," 909/94

Zapala, September 26th, 1994
Drafted by: E.L.
Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch

Page 6/16
NEUQUEN PROVINCE

Department (County): Norquin
File: 909/94
Section: XXXI Fraction: A Field: 11

Coordinates Gauss Krugger
X = 5,804,200.45; Y = 2,368,310.26

Scale 1 = : 100,000

REFERENCES:

Sample extraction points
"EL SOLITARIO" = diseminated gold

Super positions:
CATEO 906/94
Frontier security area Dto. 1184/87

Within ratio of 5km: (1) "El Morro," 908/94; (2) "La Manga I," 910/94; (3) "El Solitario," 909/94.

Zapala, September 26th, 1994
Drafted by: L.E.
Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom, Inc., Argentine Branch

Page 7/16
NEUQUEN PROVINCE

Department (County): Norquin
File: 910/94
Section: XXXI Fraction: A Field: 11

Coordinates Gauss Krugger
X = 5,802,401.35; Y = 2,368,902.30

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"La Manga I" = diseminated gold

Superpositions:
CATEO 906/94
Frontier security area Dto. 1184/87

Within ratio of 5km: (1) "El Solitario," 909/94; (2) "El Morro," 908/94; (3) "La Manga II," 907/94.

Zapala, September 27th, 1994
Drafted by: L.E.
Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch

Page 8/16
NEUQUEN PROVINCE

Department (County): Loncopue
File: 911/94
Section: XXXI Fraction: A Field: 20

Coordinates Gauss Krugger
X = 5,793,100.32 ; Y = 2,367,200.05

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Arroyo Mulichinen" = diseminated gold

Superpositions:
CATEO 701/93
Frontier security area Dto. 1184/87

Within ratio of 5km: (Names of files remain the same)

Zapala, September 28th, 1994
Drafted by: L.E.
Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch

Page 9/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 925/94
Section: XXXIV Fraction: A Field: 20

Coordinates Gauss Krugger
X = 5,793,800.25 ; Y = 2,370,109.9

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 4(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 10/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 924/94
Section: XXXIV Fraction: B Field: 16

Coordinates Gauss Krugger
X = 5,792,050.33 ; Y = 2,364,592.15

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 3(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 11/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 923/94
Section: XXXIV Fraction: B Field: 16

Coordinates Gauss Krugger
X = 5,790,720.5 ; Y = 2,364,320.5

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 2(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 12/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 922/94
Section: XXXIV Fraction: B Field: 25

Coordinates Gauss Krugger
X = 5,787,790 ; Y = 2,364,502.5

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino I(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 13/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 964/94
Section: XXXIV Fraction: A-B Field: 21

Coordinates Gauss Krugger
X = 5,787,702.2 ; Y = 2,369,851.5

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 5(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 14/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 965/94
Section: XXXIV Fraction: B Field: 21

Coordinates Gauss Krugger
X = 5,786,090.2 ; Y = 2,370,080.5

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 6(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 15/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 966/94
Section: XXXIV Fraction: A-B Field: 20

Coordinates Gauss Krugger
X = 5,790,602.9 ; Y = 2,369,890.2

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 7(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.D.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

Page 16/16
NEUQUEN PROVINCE

Department (County):  Loncopue
File: 967/94
Section: XXXIV Fraction: A-B Field: 20

Coordinates Gauss Krugger
X = 5,788,801.3 ; Y = 2,369,902.2

Scale 1 = : 100,000

REFERENCES:

Sample extraction point
"Pino 8(degree)" = diseminated gold

Superpositions:
Frontier security area Dto. 1182/87 (note: Dto. abbreviation for decree)

Within ratio of 5km: (Names of files remain the same)

Zapala, June 15th, 1994
Drafted by:  J.C.H.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

                                     ANNEX C

Minimum exploration investments for the development of this program will be:

First year:                         U$S 150,000.00
Second year:                        U$S 200,000.00
Third year:                         U$S 200,000.00
Fourth year:                        U$S 300,000.00
                                    --------------
Total of estimated investment       U$S 850,000.00


                                    WORK PLAN

First Year:
1(degree) Semester:

Work: All available geologic data will be compiled. Digital satellite image will be used for compiling a geologic map of reconnaissance at a scale of 1:50,000. Current sediments sample at regional stage will be carried out with samples collected with a density of one per sq. kilometer (approximately 300 samples). The samples (80 meshes) will be analyzed by Au, Ag, Cu, Pb, Zn, As, Sb, Mo, Hg, Bi, W. Mapping will be done for the field at a regional stage in order to verify the satellite image and samples will be taken from rock chips (approximately
100) which will be analyzed for the elements hereabove detailed. Results compilation.

Personnel: one Senior Geologist, one Junior Geologist, two "muestreros."/1 Analysis of satellite image by personnel from N.A.D. in USA.

Equipment:  2 trucks 4wd.

2(degree) Semester:

Work: If necessary, additional analysis of satellite images. Geologic mapping in detail for selected areas (scale 1:10,000 or 1:5,000). Sampling in detail for soil and rocks in the selected areas. Soil sampling with spacing from 100 to 50mt, as required. Samples will be analyzed as detailed hereabove. If necessary, geophysic survey will be carried out (magnetometry, IP). If possible, trenchs and exploration wells will be done.

--------------

/1 Muestrero:  sample collector

Personnel: one Senior geologist, one Junior Geologist, 4 "muestreros." Driller and driller's assistant. If necessary geophysic and drilling services will be hired. Analysis of satellite image by personnel at N.A.D. in USA.

Equipment: 2 or 3 trusts 2wd. Geophysic equipment. Reverse air MPD100 Driller owned by N.A.D.

Second Year:

Work: geophysic survey, sampling and additional mapping and trenches. Drilling campaign (approximately 2000mt). Preliminar metallurgic studies.

Personnel: same as 2(degree) semester for the first year.

Equipment: same as 2(degree) semester for the first year.

Third Year:

Work: Drilling in detail (approximately 5,000mt). If necessary, additional exploration in detail. Additional metallurgic studies.

Personnel: same as 2(degree) semester for the first year.

Equipment: same as 2(degree) semester for the first year.

Fourth Year:

Work: Drilling in detail (approximately 5,000mt). If necessary, additional exploration in detail. Additional metallurgic studies.

Personnel: same as 2(degree) semester for the first year.

Equipment: same as 2(degree) semester for the first year.

Signed by Hector Martin Palacios, Geologist, President at Cormine SEP; and Brian Gavin, Attorney at N.A. Degerstrom Inc., Argentine Branch.

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
WORK SCHEDULE - PINO ANDINO

Task      First year                 Second year     Third year     Fourth year
          1(degree) & 2(degree)
          semester

Geologic compiling

Interpretation of satellite images and air photos

Current sediments sampling

Mapping (regional and detailed)

Soil and rock sampling (regional and detailed)

Geophysic studies

Drilling / Trenches

Metallurgic Studies

Pre-Feasability studies

Minimum investments

(probable times)
(set times)



-----------------------------
Prof. NESTOIR G. CHIAPETTA
      MAT, 228 S.C.J. MZA.

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
                               REPUBLICA ARGENTINA
                                 PODER JUDICIAL
                            SUPREMA CORTE DE JUSTICIA
                              PROVINCIA DE MENDOZA

                                   LEGALIZADO


CERTIFICO: Que Nestor G. Chiapetta se encuentra inscripto/a y registrada su firma en esta Tribunal como traductor/a del idioma ingles .

    MENDOZA, 24 NOV 1994.


                                                       /s/
                                       -----------------------------------
                                       HUGO O. PRULLETTI
                                       Coordinador
                                       Suprema Corte de Justicia

[stamp]
PODER JUDICIAL
Suprema Core  de Justicia
Legalizaciones
MENDOZA

                                      -42-